EXHIBIT 10.7
AMENDMENT NO. 1 TO
ATHERSYS, INC. AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
     This Amendment No. 1, dated as of January 29, 2002 (this “Amendment”) to the Amended and Restated Registration Rights Agreement (the “Agreement”) dated as of April 28, 2000, is by and among Athersys, Inc., a Delaware corporation (the “Company”), the New Stockholders (as defined below) (the “New Stockholders”), the Investors, Biotech and the Stockholders (each as defined in the Agreement).
RECITALS:
     WHEREAS, the Company and certain investors (the “New Stockholders”) have entered into Securities Purchase Agreements, dated as of the date hereof (collectively, the “Securities Purchase Agreements"), pursuant to which the New Stockholders agreed to purchase from the Company shares of the Company’s Common Stock, par value $.01 per share, on certain terms and conditions contained in the Securities Purchase Agreements; and
     WHEREAS, it is a condition precedent to the closing of the transactions contemplated by each Securities Purchase Agreement, that the Company, the Investors, Biotech and the Stockholders enter into this Amendment and that the New Stockholders become party to the Agreement and this Amendment.
AGREEMENTS:
     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
     1. Effective as of the date of this Amendment, the New Stockholders will be included on Schedule B to the Agreement and such New Investors shall for all purposes under the Agreement be Stockholders (as defined in the Agreement).
     2. All covenants and agreements in this Amendment by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.
     3. This Amendment may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together shall constitute one and the same Amendment.
     4. This Amendment shall be governed by the laws of the State of Delaware, without reference to its conflict of law principles.
     5. Where necessary or appropriate to the meaning hereof, the singular, plural, masculine, feminine and neuter shall be deemed to include each other.

     6. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.
     7. This Amendment and the Agreement constitute the entire agreement of the parties and there are no other agreements, written or oral, between the parties related to the subject matter of this Amendment and the Agreement.
     8. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.
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     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Registration Rights Agreement as of the day and year first above written.

ATHERSYS, INC.
By:	/s/ Gil Van Bokkelen
Gil Van Bokkelen
President and Chief Executive Officer

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* Note:	conformed signatures of New Stockholders, Investors, Biotech and the Stockholders intentionally omitted from this filing.